THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-C
RESIDENTIAL ASSET SECURITIZATION TRUST 1996-A1

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.03 OF THE POOLING AND SERVICING AGREEMENTS DATED FEBRUARY 1, 1996
CUSIP #126691
                           Distribution Date 05/25/96

                                                                                   SINGLE              TOTAL
4.03(i)       Reduction of the Stated Amount of Certificates                     CERTIFICATE          AMOUNT

              Class A-1 Certificates.                            QX5               $50.92816898      $2,622,596.99
              Class A-2 Certificates.                            QY3                $0.00000000              $0.00
              Class A-3 Certificates.                            QZ0                $0.00000000              $0.00
              Class A-4 Certificates.                            RA4                $0.00000000              $0.00
              Class A-5 Certificates.                            RB2                $0.00000000              $0.00
              Class A-6 Certificates.                            RC0                $0.00000000              $0.00
              Class A-7 Certificates.                            PD8                $0.00000000              $0.00
              Class A-8 Certificates.                            RE6                $0.00000000              $0.00
              Class A-9 Certificates.                            RF3                $0.00000000              $0.00
              Class R Certificates.                              RG1                $0.00000000              $0.00


                                                                Total Amount                          2,622,596.99

              Aggregate amount of any Principal Prepayments                                           1,993,208.63

4.03(ii)      Amount of distribution representing interest.                   SINGLE              TOTAL
                                                                            CERTIFICATE          AMOUNT

              Class A-1 Certificates.                                          $4.44951060        $229,132.00
              Class A-2 Certificates.                                          $5.08333333        $222,944.83
              Class A-3 Certificates.                                          $5.12500000        $177,975.88
              Class A-4 Certificates.                                          $5.29166667        $158,607.13
              Class A-5 Certificates.                                          $5.54166667        $125,529.83
              Class A-6 Certificates.                                          $5.87500000        $280,584.13
              Class A-7 Certificates.                                          $5.91666667         $81,022.83
              Class A-8 Certificates.                                          $6.12500000        $158,660.14
              Class A-9 Certificates.                                          $5.83333333        $175,000.00
              Class R Certificates.                                            $0.00000000              $0.00


                                                           Total Amount                          1,609,456.77

4.03(iii)     Amount of interest shortfall                               0.00

4.03(iv)      Stated Amount of Certificates after this Distribution

                                             ORIGINAL BALANCE        SINGLE              TOTAL
                                                                   CERTIFICATE          AMOUNT


              Class A-1 Certificates.            51,496,000.00      $879.85866405     $45,309,201.76
              Class A-2 Certificates.            43,858,000.00    $1,000.00000000     $43,858,000.00
              Class A-3 Certificates.            34,727,000.00    $1,000.00000000     $34,727,000.00
              Class A-4 Certificates.            29,973,000.00    $1,000.00000000     $29,973,000.00
              Class A-5 Certificates.            22,652,000.00    $1,000.00000000     $22,652,000.00
              Class A-6 Certificates.            47,759,000.00    $1,000.00000000     $47,759,000.00
              Class A-7 Certificates.            13,694,000.00    $1,000.00000000     $13,694,000.00
              Class A-8 Certificates.            25,903,697.00    $1,000.00000000     $25,903,697.00
              Class A-9 Certificates.            30,000,000.00    $1,000.00000000     $30,000,000.00
              Class R Certificates.                     200.00        $0.00000000              $0.00


                                                                            Total    $293,875,898.76

4.03(v)       The Pool Stated Principal Balance for the following
              Distribution Date                              $293,950,527.12

4.03(vi)      Amount of the Master Servicing Fees paid to or retained by the Master Servicer with respect to such Distribution Date
                                                                   93,299.12
4.03(vii)     Pass-Through Rate and for each Class of Certificates

              Class A-1 Certificates.                        5.90000000%
              Class A-2 Certificates.                        6.10000000%
              Class A-3 Certificates.                        6.15000000%
              Class A-4 Certificates.                        6.35000000%
              Class A-5 Certificates.                        6.65000000%
              Class A-6 Certificates.                        7.05000000%
              Class A-7 Certificates.                        7.10000000%
              Class A-8 Certificates.                        7.35000000%
              Class A-9 Certificates.                        7.00000000%
              Class R Certificates.                          7.00000000%
                                                             0.00000000%

4.03(viii) Amount of Advances  included in the distribution on such Distribution 44,762.71
           Aggregate  amount of Advances  outstanding as of the
           close of business on such Distribution Date.  44,762.71

4.03(ix)
              The number and aggregate principal amounts of Mortgage Loans delinquent
               30 to 59 days             42      $5,424,766.37
               60 to 89 days              1        $147,000.00
                  90 or more              0              $0.00

              The number and aggregate principal amounts of Mortgage Loans in foreclosure and delinquent
              30 to 59 days               42      $5,424,766.37
              60 to 89 days                1        $147,000.00
                 90 or more                0              $0.00

4.03(x) The aggregate dollar amount of Scheduled Payments for each of Mortgage Loan for the preceding 12 calendar months or all calendar months since cut-off date
              (a) All outstanding Mortgage loans on each Due Date        0.00
              (b) Delinquent 60 days or more on each of the Due Dates    0.00

4.03(xi) Loan number and Stated Principal Balance of any Mortgage $0.00 loan that became an REO Property during the preceding calendar month.

4.03(xii)     Total number and principal balance of any REO Properties as of the close of business on the Determination Date preceding such Distribution Date.
                               0    $0.00

4.03(xiv)     Aggregate amount of Realized Losses incurred during the
              preceding calendar month.  $0.00
              Aggregate amount of Realized Losses through Distribution Date
                                         $0.00
4.03(xv)      Net Excess Cash Flow                          $0.00
              MBIA Premium Amount                      $22,752.67
              Current Subordinated Amount                   $0.00
              Required Subordinated Amount          $2,700,566.07


              Special Hazard Loss Coverage Amount    2,187,382.00
              Required Fraud Loss Coverage           2,413,945.00
              Current Bankruptcy Amount                 75,000.00